UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

Olo Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40213	20-2971562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

285 Fulton Street One World Trade Center 82nd Floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

(212) 260-0895

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	OLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On October 21, 2021, Olo Inc., a Delaware corporation (the “Company”), Sparty Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Sparty Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Wisely Inc., a Delaware corporation (“Wisely”) and Fortis Advisors LLC, solely in its capacity as the representative of Wisely’s securityholders, entered into an Agreement and Plan of Reorganization (the “Merger Agreement”).

Subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub I will be merged with and into Wisely, with Wisely as the surviving corporation (the “Surviving Corporation”) (the “First Merger”). Promptly following the First Merger, and as part of the same overall transaction, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II as the surviving entity and a wholly owned subsidiary of the Company (the “Second Merger”, and together with the First Merger, the “Wisely Merger”). The Wisely Merger is expected to close in the fourth quarter of 2021.

The Merger Agreement provides that upon the consummation of the Wisely Merger, the Company will pay to Wisely securityholders approximately $187 million, comprised of $77 million in cash and $110 million in Class A Common Stock, $0.001 par value per share, of the Company (the “Class A Common Stock”), based on a price per share of $29.85 (the “Reference Price”). For purposes of the Merger Agreement, the “Reference Price” is equal to the volume-weighted average sales price per share of the Class A Common Stock for each of the twenty (20) consecutive trading days ending on and including the third (3rd) trading day immediately preceding the date of the Merger Agreement. Such shares of Class A Common Stock will be issued in a private placement pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On October 21, 2021, the Company and Wisely issued a joint press release announcing the Company’s and Wisely’s entry into the Merger Agreement described in Item 3.02.

The Company plans to hold a conference call today, October 21, 2021 at 5:00 p.m. Eastern Time, to discuss the details of the Wisely Merger and will refer to an investor presentation, which is being furnished herewith. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website (www.olo.com), and a replay will be available on the website as well. The investor presentation will be posted on the Company’s website and will be available to download prior to the scheduled conference time.

The press release is furnished herewith as Exhibit 99.1, and the investor presentation is furnished herewith as Exhibit 99.2.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 21, 2021, issued by Olo Inc. and Wisely Inc.

99.2	Investor Presentation, dated October 21, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olo Inc.

Dated: October 21, 2021

	By:	/s/ Noah H. Glass
Noah H. Glass
Chief Executive Officer